                        JOINDER AND AMENDMENT TO AMENDED
                    AND RESTATED LOAN AND SECURITY AGREEMENT
                    ----------------------------------------

         This Joinder and Amendment to Loan and Security Agreement ("Amendment") is made as of the 26th day of March, 1999 by and among First Union National Bank, a national banking Association in its capacity as agent ("Agent") and as Lender, and the financial institutions listed on Schedule A attached hereto and made part hereof, in their capacity as lenders (singly, each as a "Lender" and collectively, all are "Lenders") and Fidelity Leasing, Inc. ("Existing Borrower"), JLA Credit Corporation, ("JLA" or "Joining Borrower"and collectively with Existing Borrower, "Borrowers"), Resource America, Inc., Resource Leasing, Inc., FL Partnership Management, Inc. and FL Financial Services, Inc. (singly, each is a "Guarantor"and collectively, all are "Guarantors").

                                   BACKGROUND
                                   ----------
A. Existing Borrower, Agent and Lenders are parties to a certain Amended and Restated Loan and Security Agreement dated September 30, 1998 (as modified and amended from time to time, the "Loan Agreement") pursuant to which Existing Borrower established certain financing arrangements with Agent and Lenders. The Loan Agreement and all instruments, documents and agreements executed in connection therewith or related thereto are referred to herein collectively as the "Existing Loan Documents". All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Existing Borrower has informed Agent and Lenders that Existing Borrower purchased all of the capital stock of Joining Borrower and Joining Borrower has become a wholly-owned subsidiary of Existing Borrower.

C. In recognition of the benefits and privileges thereunder, Joining Borrower and Existing Borrowers have requested that Joining Borrower be permitted to join into the Existing Loan Documents as if an original signatory thereto.

D. Agent and Lenders have consented to Joining Borrower's joining into the Existing Loan Documents and to certain amendments to the Existing Loan Documents, subject to the terms and conditions hereof.

E. All obligations of Borrowers to Agent and Lenders under the Existing Loan

 Documents shall continue to be guaranteed by Guarantors, on a joint and several basis.

         NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof, and intending to be legally bound, the parties agree as follows:



1. Joinder.
   --------

(a) Upon the effectiveness of this Amendment, Joining Borrower joins in as, assumes the obligations and liabilities of, adopts the obligations, liabilities and role of, and becomes, a Borrower under the Existing Loan Documents, the Credit Facility and all Loans. All references to Borrower contained in the Existing Loan Documents are hereby deemed for all purposes to also refer to and include Joining Borrower as a Borrower and Joining Borrower, hereby agrees to comply with all of the terms and conditions of the Existing Loan Documents as if Joining Borrower were an original signatory thereto.

(b) Without limiting the generality of the provisions of subparagraph (a) above, Joining Borrower hereby becomes liable, on a joint and several basis, along with Existing Borrower, for all Obligations, including, without limitation, all existing and future Loans and other liabilities and obligations incurred at any time by Existing Borrower under the Existing Loan Documents, as amended hereby or as may be hereafter amended, modified, supplemented or replaced.

         2. Adjusted Debt to Tangible Net Worth Ratio. The Loan Agreement is hereby amended by deleting the definition of "Adjusted Debt to Tangible Net Worth" contained in Section 1.1 of the Loan Agreement and replacing it with the following:

                  "Adjusted Debt to Tangible Net Worth Ratio - At any time means the ratio of (i) total Liabilities less Nonrecourse Debt to
                  (ii) Borrowers' Tangible Net Worth less an amount equal to fifty percent (50%) of all restricted cash, restricted receivables and other collateral pledged or sold in connection with the JLA Securitization II and III or other Securitization Transactions (it being understood that for the purposes hereof, the asset identified on Borrowers' balance sheet as of June 30, 1998 as $14,000,000 in notes secured by equipment leases shall not be considered restricted receivables provided no additional assets shall be included therein).



         3. Borrowing Base. The Loan Agreement is hereby amended by deleting the definition of "Borrowing Base" contained in Section 1.1 of the Loan Agreement and replacing it with the following:

                  "Borrowing Base - As of any date of determination, an amount equal to the lesser of:

                           (i) the Maximum Credit Limit, and

                           (ii) (A) eighty percent (80%) of the sum of gross
                  Lease Receivable balance corresponding to each Eligible Lease (net of any deposits or other advances and cash receipts) plus
                  (B) the lesser of (1) eighty percent (80%) of the sum of gross Lease Receivable balance corresponding to each Mexican Eligible Lease (net of any deposits or other advances and cash receipts) or (2) Three Million Dollars ($3,000,000) plus (C) one hundred percent (100%) of Facsimile Leases so long as (i) the aggregate amount of all Lease Receivables corresponding to Facsimile Leases documented on a Quincy Distributor Vendor Finance Agreement does not exceed Two Million Dollars ($2,000,000) and (ii) the aggregate amount of all Lease Receivables corresponding to Facsimile Leases other than those documented on a Quincy Distributor Vendor Financing Agreement does not exceed the Facsimile Lease Sublimit. Notwithstanding the foregoing, Lease Receivables corresponding to Leases documented on a Quincy Distributor Vendor Finance Agreement shall be Eligible Leases for Borrowing Bases purposes (subject to all other terms and conditions of this Agreement) for a period not to exceed one hundred twenty (120) days after the effective date of such Lease."

         4. Eligible Leases. The Loan Agreement is hereby amended by deleting the definition of "Eligible Lease(s)" contained in Section 1.1 of the Loan Agreement and replacing it with the following:

                  "Eligible Lease(s) - Each Lease which meets all of the following specifications: (1) is not subject to any Lien, security interest or prior assignment other than Agent's security interest for the benefit of Lenders and the rights of the Lessee's thereunder; (2) is a valid enforceable Lease, representing the undisputed obligation of the Lessee, with rentals due thereunder not more than sixty-one (61) days contractually past due; (3) is not subject to any defense, setoff, counterclaim, deduction, allowance or adjustment; (4) unless otherwise agreed to in writing by Agent, provides for the lease of Leased Property with an aggregate invoice price of less than $1,500,000; (5) provides for the lease of Leased Property which has not been returned, rejected, lost or damaged; (6) arose in the ordinary course of Borrowers' business; (7) Borrowers have not received notice of bankruptcy, receivership, reorganization, insolvency or material adverse change in the financial condition of the Lessee; (8) the Lessee has not a Subsidiary or Affiliate of Borrowers; (9) is not Defaulted Lease and complies with all general warranties set forth in Section 5.17 hereof; (10) does not have an initial stated term in excess of seventy-two (72) months, provided, however, that lease(s) with an initial stated term of up to ninety-six (96) months may be considered Eligible Leases so long as the aggregate Lease Receivable(s) of all such Lease(s) shall, at no time, exceed Two Million Dollars ($2,000,000); (11) has not, in the case of Revolving Credit Loans, been pledged to Agent and/or Lenders for a period of more than twelve (12) months; (12) contains a provision whereby the Lessee agrees not to assert any claim or reduction, counterclaim, setoff, recoupment, or any other claim, allowance or adjustment against any assignee of Borrowers; (13) is a Lease with a Lease Receivable, which together with all other Lease Receivables owed by the same Lessee does not exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) in the aggregate; (14) Borrowers are in possession of the Lessee's original signatures pages to the Lease or are in possession of a Facsimile Lease, and (15) the Lessee's chief executive office and the Leased Property under such Lease is located in the continental United States."

         5. Facsimile Lease. The Loan Agreement is hereby amended by adding the definition of "Facsimile Lease" to Section 1.1 of the Loan Agreement as follows:

                  "Facsimile Lease - A Lease which meets all the requirements of being an Eligible Lease except that Borrowers are in possession of the facsimile copy of the Lessee's signature and the original signature of a Borrower to such Lease and such Lease is governed by a law allowing for a facsimile copy to be binding upon the parties thereto."

         6. Facsimile Lease Sublimit - The Loan Agreement is hereby amended by adding a definition of "Facsimile Lease Sublimit" to Section 1.1 of the Loan Agreement as follows:

                  "Facsimile Lease Sublimit - The sublimit under the Borrowing Base with respect to Facsimile Leases in an amount not to exceed two percent (2.0%) of the Lease Receivables owing under all Eligible Leases."

         7. Lease(s). The Loan Agreement is hereby amended by deleting the definition of "Lease(s)" contained in Section 1.1 of the Loan Agreement and replacing it with the following:

                  "Lease(s) - All of Borrowers' Accounts, Documents, General Intangibles, Instruments and Chattel Paper arising in connection with each and every equipment lease (whether a "true lease" or a lease intended as security) and/or schedule to a master lease agreement or each and every equipment financing transaction, assigned to Lenders and/or Agent for the benefit of Lenders, or now or hereafter designated on any schedule as being assigned to Lenders and/or Agent for the benefit of Lenders. The term "Lease" includes (i) all payments to be made thereunder, (ii) all rights of Borrower therein and
                  (iii) any and all amendments, renewals, extensions or guarantees thereof."

         8. Mexican Eligible Leases. The Loan Agreement is hereby amended by adding the definition of "Mexican Eligible Leases" to Section 1.1 of the Loan Agreement as follows:

                  "Mexican Eligible Lease(s) - A Lease which meets all of the requirements of being an Eligible Lease(s) except that the Leased Property is located in Mexico and Borrowers have taken all steps necessary to perfect its security interest in such Leased Property under the laws of Mexico (as determined in Agent's sole and absolute discretion)."

         9. Leases and Leased Property. The Loan Agreement is hereby amended by deleting Section 5.17(d) and replacing it with the following:

                  "(d) Except as otherwise consented to by Agent in writing, the aggregate amount of Leases with the same Lessee (or its Affiliates) is not in excess of $1,500,000;"

Furthermore, the Loan Agreement is hereby amended by deleting Section 5.17(p) and replacing it with the following:

                  "(p) For each Lease, with a Lease Receivable in excess of $25,000, Borrowers have either (i) listed Agent for the benefit of Lenders, as assignee on a UCC-1 Financing Statement so filed, or (ii) after Borrowers have received acknowledgment copies of the UCC-1s, deliver to Agent executed UCC-3 Financing Statements naming Agent for the benefit of Lenders as assignee of Borrowers' security interest. Agent agrees not to file the UCC-3 Financing Statements until such time as an Event of Default or Unmatured Event of Default occurs under this Agreement, and Agent will return such UCC-3 Financing Statements to Borrowers if such Leases are ultimately sold or refinanced on a permanent basis with another lender;"

         10. Lease Forms. Exhibit 5.17 of the Loan Agreement is hereby amended to also include and make a part thereof the lease forms attached hereto as Exhibit A.

         11. Financial Covenants. The Loan Agreement is hereby amended by deleting Section 6.8 of the Loan Agreement and replacing it with the following:

                  "6.8 Financial Covenants. Borrowers shall maintain and comply with the following financial covenants as reflected on and computed from their Financial Statements:

                  (a) Adjusted Debt to Tangible Net Worth Ratio: Borrowers shall have and maintain at all times an Adjusted Debt to Tangible Net Worth Ratio on a consolidated basis, measured quarterly as of the last day of each fiscal quarter during each fiscal year, of not more than 5.50 to 1.

                  (b) Tangible Net Worth: Borrowers shall have and maintain a Tangible Net Worth of not less than Fourteen Million Dollars ($14,000,000) as of March 31, 1999. As of the last day of each fiscal quarter thereafter, Borrowers shall have a Tangible Net Worth of not less than the amount required hereby for the immediately preceding fiscal quarter plus an amount equal to seventy-five percent (75%) of Borrower's Net Income for the immediately proceeding fiscal quarter (for the purposes of such step up, Net Income shall never be less than zero). The amount of Tangible Net Worth required to be maintained by Borrowers pursuant to this Section 6.8(b) shall be adjusted upon receipt by Borrowers of the net proceeds of any capital contribution by an amount to be agreed upon by Borrowers and Agent.

                  (c) Fixed Charge Coverage Ratio: Borrowers shall have and maintain as of the end of each fiscal quarter, based on financial information for the twelve (12) month period ending as of the end of such fiscal quarter, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than 1.25 to 1."

         12. Representations and Warranties. Each Borrower and each Guarantor, including, without limitation, Joining Borrower, represents and warrants to Agent and Lenders that:

                  (a) All warranties and representations made to Agent and Lenders under the Existing Loan Documents are true and correct as of the date hereof.

                  (b) The execution and delivery by each Borrower and each Guarantor of this Amendment and the performance by each of them of the transactions herein contemplated (i) are and will be within such Borrower's and such Guarantor's corporate powers, (ii) have been authorized by all necessary corporate action and (iii) are not and will not be in contravention of any law, any order of any court or other agency of government, or any other indenture, agreement or undertaking to which either Borrower or any Guarantor is a party or by which the property of either Borrower or any Guarantor is bound, or be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or incumbrance of any nature on any of the properties of either Borrower or any Guarantor.

                  (c) This Amendment and all allonges, assignments, instruments, documents, and agreements executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

                  (d) No Unmatured Event of Default or Event of Default has occurred under any of the Existing Loan Documents.

         13. Collateral. As security for the timely payment of the Obligations and satisfaction by Borrowers (including, without limitation, Joining Borrower) of all covenants and undertakings contained in the Existing Loan Documents, Existing Borrower reconfirms the prior security interest and lien on, and Joining Borrower hereby assigns and grants to Agent for the benefit of Lenders a continuing first lien on and security interest in, upon and to the Collateral, including, without limitation, all of the following of each Borrower (including, without limitation, Joining Borrower), whether now owned or hereafter acquired, created or arising and wherever located: Leases and Leased Property, Books and Records and all cash and non-cash proceeds, thereof, including insurance proceeds. Agent and each Lender hereby agree and acknowledge that the Collateral does not include those specific vehicle leases shown on Exhibit B attached hereto and made part hereof which have been pledged to First Union pursuant to the First Union Loan Agreement.

         14. Effectiveness Conditions. This Amendment shall be effective, and Joining Borrower shall be deemed a Borrower under the Existing Loan Documents, upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Agent and Agent's counsel):

                  (a)      Execution and delivery to Agent of this Amendment;

                  (b) Execution and delivery to each Lender of an allonge to such Lender's Revolving Credit Note, joining Joining Borrower to such Revolving Credit Note;

                  (c) UCC-1 Financing Statements to be executed by Joining Borrower and filed in all jurisdictions which Agent may deem appropriate;

                  (d) Delivery of certified copies of (i) resolutions of each Borrower's and each Guarantor's board of directors authorizing the execution of this Amendment and all of the instruments, documents and agreements related hereto and (ii) Joining Borrower's articles of incorporation and bylaws,

                  (e) Delivery of incumbency certificates for Joining Borrower identifying all Authorized Officers with specimen signatures;

                  (f) Delivery of a written opinion of independent counsel for Borrowers addressed to Agent for the benefit of all Lenders;

                  (g) Execution and delivery to Agent of a Stock Pledge Agreement pursuant to which Existing Borrower shall pledge the stock of Joining Borrower to Agent for the benefit of Lenders and delivery to Agent of all original stock certificates issued by Joining Borrower evidencing ownership in Joining Borrower as well as stock powers for transfer of such stock certificates, duly endorsed in blank;

                  (h) Good standing certificates from the Secretary of State of the State of Delaware showing Joining Borrower to be in good standing in such state;

                  (i) No Unmatured Event of Default or Event of Default shall have occurred under the Existing Loan Documents or shall occur after taking into account the effects of the Acquisition; and

                  (j) Delivery of Uniform Commercial Code financing statement, judgment and state and federal tax lien searches against Joining Borrower showing no Liens on any of the Collateral.

         15. Ratification of Existing Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Existing Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment.

         16. Collateral. Borrowers (including, without limitation, Joining Borrower) each hereby confirm and agree that all security interests and Liens granted to Agent for the benefit of Lenders continue in full force and effect and shall continue to secure the Obligations. All Collateral remains free and clear of any Liens. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Agent's existing security interest in and Liens upon the Collateral.

         17. Acknowledgment of Guarantors. By execution of this Amendment, each Guarantor hereby acknowledges the terms and conditions of this Amendment and confirms that each remains jointly and severally liable, as surety, for all Obligations pursuant to the terms and conditions of that certain Surety Agreement dated as of September 30, 1998.

         18. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the substantive laws of the Commonwealth of Pennsylvania.

         19. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Counterparts by facsimile shall bind the parties hereto.

         20. Waiver of Jury Trial. EACH BORROWER, AGENT, EACH LENDER AND EACH GUARANTOR HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS DESCRIBED HEREIN.

                          SIGNATURES ON FOLLOWING PAGES

         IN WITNESS WHEREOF, the parties have executed this Joinder and Amendment to Loan and Security Agreement the day and year first above written.

EXISTING BORROWER:                  FIDELITY LEASING, INC.

                                    By:
                                    Name:
                                    Title:


JOINING BORROWER:                   JLA CREDIT CORPORATION

                                    By:
                                    Name:
                                    Title:


GUARANTORS:                         RESOURCE AMERICA, INC.

                                    By:
                                    Name:
                                    Title:


                                    RESOURCE LEASING, INC.

                                    By:
                                    Name:
                                    Title:


                                    FL PARTNERSHIP MANAGEMENT, INC.

                                    By:
                                    Name:
                                    Title:


                                    FL FINANCIAL SERVICES, INC.

                                    By:
                                    Name:
                                    Title:

AGENT:                              FIRST UNION NATIONAL BANK

                                    By:
                                    Name:
                                    Title:


LENDERS:                            FIRST UNION NATIONAL BANK

                                    By:
                                    Name:
                                    Title:


                                    EUROPEAN AMERICAN BANK

                                    By:
                                    Name:
                                    Title:

                                   SCHEDULE A

                  Lender                                      Amount
                  ------                                      ------

                  First Union National Bank                   $12,500,000

                  European American Bank                      $ 7,500,000